Exhibit 99.1
The Trade Desk Reports Third Quarter 2026 Financial Results

The Trade Desk also announced a $731 million increase to its share repurchase authorization, bringing the total amount available for future repurchases to $1 billion of its Class A common stock.
LOS ANGELES--(BUSINESS WIRE)--November 9, 2026--The Trade Desk, Inc. (“The Trade Desk,” the “Company” or “we”) (NASDAQ: TTD), a provider of a global technology platform for buyers of advertising, today announced financial results for its third quarter ended September 30, 2026.

“Q3 represented meaningful progress, with results well ahead of our expectations entering the quarter, but we are still operating below the level of growth we expect from ourselves,” said Jeff Green, Co-Founder and CEO of The Trade Desk. “We are moving with greater urgency across the company, strengthening how we engage with our largest customers, improving the platform through innovations such as Zuma, Audience Unlimited, agentic AI, and advancing a new approach to measurement designed to help marketers better understand what is actually driving business growth. We have more work to do, but I believe the actions we are taking are improving the underlying trajectory of the business and positioning The Trade Desk for stronger, more durable growth over the long term.”
Third Quarter 2026 Financial Highlights:
The following table summarizes the Company’s unaudited consolidated financial results for the three and nine months ended September 30, 2026 and 2025 ($ in millions, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP Results
Revenue	$736	$739	$2,140	$2,049
Increase (decrease) in revenue year over year	(0.5)%	18%	4%	20%
Net income	$38	$116	$142	$256
Net income margin	5%	16%	7%	13%
GAAP diluted earnings per share	$0.08	$0.23	$0.30	$0.52

Non-GAAP Results
Adjusted EBITDA	$266	$317	$713	$796
Adjusted EBITDA margin	36%	43%	33%	39%
Non-GAAP net income	$155	$221	$447	$589
Non-GAAP diluted earnings per share	$0.33	$0.45	$0.95	$1.18
Third Quarter and Recent Business Highlights:
•Strong Customer Retention: Customer retention remained over 95% during the third quarter, as it has for over a decade.

•New Innovation and Partnership Announcements:
◦The Trade Desk introduced Kokai Zuma, the latest release of Kokai, bringing new agentic AI capabilities and a more intuitive user experience designed to help advertisers move faster and drive better campaign outcomes.
◦The Trade Desk expanded its healthcare measurement and optimization integrations with Veeva Crossix and IQVIA Digital, bringing more granular healthcare insights closer to media decisioning and enabling pharmaceutical advertisers to apply campaign learnings in real-time.

◦Kijiji made its first-party consumer intent data available for programmatic activation through The Trade Desk for the first time, giving advertisers access to Canadian marketplace signals across categories including automotive, real estate and home goods.
◦OptimizeRx is bringing authenticated healthcare professional (HCP) reach to The Trade Desk through OpenPath.
◦LoopMe announced a brand lift measurement integration with The Trade Desk.
◦Olyzon launched an agentic orchestration platform, with agents live across DSPs including The Trade Desk.

•Connected TV (CTV): The Trade Desk offers advertisers access to premium inventory across major networks and streaming services around the world.
◦Netflix expanded its integration with The Trade Desk, enabling advertisers beginning in November to use both first-party and third-party data to target audiences on Netflix through Kokai, with in-platform measurement capabilities expected to follow. This is in addition to Netflix joining The Trade Desk’s Sellers and Publishers 500+, enabling advertiser access to Netflix’s premier streaming environment automatically within Kokai.
◦The Trade Desk expanded its CTV offering in Italy with access to Pause Ads on HBO Max and Discovery+, giving advertisers a new programmatic format for reaching viewers within premium environments.
◦Gracenote (a Nielsen company) announced its first DSP integration with The Trade Desk, with show-level CTV targeting and reporting.

•Share Repurchases: The Company had approximately $269 million available and authorized for repurchases as of September 30, 2026. The Company also announced that its board of directors approved an additional $731 million under its share repurchase program, bringing the total amount available for future repurchases of the Company’s outstanding Class A common stock to $1 billion.

•Industry Recognition:
◦Recognized on Newsweek’s America's Greatest Companies 2026 list for strong business performance, innovation, workforce investment, and stakeholder trust.
◦Recognized on Business Insider’s America's Most Innovative Businesses 2027 list for excellence in innovation, technological impact, and investment in research and development.
◦Taylor Ash was named to AdExchanger’s Top Women in Media & Ad Tech 2026 list and Cynopsis’ Top Women in Media Awards 2026 list.
◦Kristi Argyilan was named an AdExchanger Top Women in Media & Ad Tech Industry Impact Award recipient.

Financial Guidance:
Fourth Quarter 2026 outlook summary:
•Revenue at least $755 million
•Adjusted EBITDA at least $280 million
The Company has not provided an outlook for GAAP net income or reconciliation of Adjusted EBITDA guidance to net income, the closest corresponding U.S. GAAP measure, because net income outlook is not available without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges included in the calculation of this GAAP measure; in particular, the measures and effects of our stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price. The Company expects the variability of the above charges could have a significant and potentially unpredictable impact on our future U.S. GAAP financial results.
Use of Non-GAAP Financial Information
Included within this press release are the non-GAAP financial measures of Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income and Non-GAAP diluted earnings per share (“EPS”) that supplement the Condensed Consolidated

Statements of Operations of the Company prepared under generally accepted accounting principles (“GAAP”). Adjusted EBITDA is net income before depreciation and amortization expense; stock-based compensation expense; restructuring charges; interest income, net; and provision for income taxes. Adjusted EBITDA margin is Adjusted EBITDA divided by revenue, and Adjusted EBITDA margin’s closest corresponding U.S. GAAP measure is net income margin, which is GAAP net income divided by revenue. Non-GAAP net income excludes charges and the related income tax effects for stock-based compensation and restructuring. Tax rates on the tax-deductible portions of stock-based compensation expense and of restructuring charges approximating 25% to 30% have been used in the computation of non-GAAP net income and non-GAAP diluted EPS. The Company excluded restructuring charges resulting from its 2026 Restructuring Plan from Adjusted EBITDA and Non-GAAP net income because the Company believes such charges are infrequent and non-recurring in nature, are distinct from ongoing operational costs and are not reflective of our ongoing performance or the underlying trends in our business. There was no comparable restructuring plan in the corresponding prior periods presented.

Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s profitability, operational trends and financial performance. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management and securities analysts. However, the non-GAAP financial measures should not be considered in isolation of, as a replacement for, or as superior to corresponding, similarly captioned, GAAP measures and may be different from non-GAAP financial measures used by other companies.
Third Quarter 2026 Financial Results Webcast and Conference Call Details

•When: November 9, 2026 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time).
•Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com. Following the call, a replay will be available on the Company’s website.
•Dial-in: To access the call via telephone in North America, please dial 888-506-0062. For callers outside the United States, please dial +1-973-528-0011. Participants should reference the conference call ID code “317771” after dialing in.
•Audio replay: An audio replay of the call will be available beginning about two hours after the call. To listen to the replay in the United States, please dial 877-481-4010 (replay code: 54726). Outside the United States, please dial +1-919-882-2331 (replay code: 54726). The audio replay will be available via telephone until November 16, 2026.

The Trade Desk, Inc. uses its Investor Relations website (http://investors.thetradedesk.com), its X feed (@TheTradeDesk), LinkedIn page (https://www.linkedin.com/company/the-trade-desk), Facebook page (https://www.facebook.com/TheTradeDesk) and Jeff Green’s LinkedIn profile (https://www.linkedin.com/in/jefftgreen) as a means of disclosing information about the Company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to The Trade Desk’s press releases, SEC filings, public conference calls and webcasts.
About The Trade Desk
The Trade Desk™ is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize digital advertising campaigns across ad formats and devices. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe and Asia Pacific. To learn more, visit thetradedesk.com or follow us on Facebook, X, LinkedIn and YouTube.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate, including statements relating to industry and market trends, the Company’s growth and financial targets, such as revenue and Adjusted EBITDA and the amount, timing and sources of funding for the Company’s share repurchase program. When words such as “believe,” “expect,” “anticipate,” “will,” “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s ability to maintain and grow its client base and revenue through its platform and related offerings, which makes it difficult to evaluate the Company’s business and prospects, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

THE TRADE DESK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$735,965	$739,433	$2,139,879	$2,049,493
Operating expenses (1):
Platform operations	200,163	162,154	566,466	455,973
Sales and marketing	170,807	156,830	517,390	470,704
Technology and development	147,266	127,893	430,728	394,546
General and administrative	125,123	131,337	364,465	395,822
Total operating expenses	643,359	578,214	1,879,049	1,717,045
Income from operations	92,606	161,219	260,830	332,448
Other expense (income):
Total other income, net	(13,844)	(18,300)	(37,669)	(56,041)
Income before income taxes	106,450	179,519	298,499	388,489
Provision for income taxes	68,400	63,972	156,058	132,135
Net income	$38,050	$115,547	$142,441	$256,354
Earnings per share:
Basic	$0.08	$0.24	$0.30	$0.52
Diluted	$0.08	$0.23	$0.30	$0.52
Weighted-average shares outstanding:
Basic	468,996	487,729	470,652	491,069
Diluted	470,197	492,984	472,318	497,198
___________________________
(1) Includes stock-based compensation expense as follows:
THE TRADE DESK, INC.
STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Platform operations	$7,449	$7,953	$24,663	$26,253
Sales and marketing	23,199	28,133	80,862	87,437
Technology and development	36,794	40,197	120,715	123,978
General and administrative (1)	27,651	45,033	87,455	140,786
Total	$95,093	$121,316	$313,695	$378,454
___________________________
(1) Includes stock-based compensation expense relating to long-term CEO performance grants of $2 million and $14 million for the three months ended September 30, 2026 and September 30, 2025, respectively, as well as $8 million and $57 million for the nine months ended September 30, 2026 and 2025, respectively.

THE TRADE DESK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of September 30, 2026	As of December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,229,288	$658,175
Short-term investments, net	420,380	644,882
Accounts receivable, net	3,075,736	3,770,194
Prepaid expenses and other current assets	123,456	187,753
Total current assets	4,848,860	5,261,004
Property and equipment, net	451,227	396,819
Operating lease assets	473,927	342,042
Deferred income taxes	59,758	55,700
Other assets, non-current	113,866	97,655
Total assets	$5,947,638	$6,153,220

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,425,837	$3,007,651
Accrued expenses and other current liabilities	194,398	181,991
Operating lease liabilities	87,410	76,355
Total current liabilities	2,707,645	3,265,997
Operating lease liabilities, non-current	493,880	359,975
Other liabilities, non-current	43,616	42,857
Total liabilities	3,245,141	3,668,829

Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	3,383,737	3,075,303
Accumulated deficit	(681,240)	(590,912)
Total stockholders’ equity	2,702,497	2,484,391
Total liabilities and stockholders’ equity	$5,947,638	$6,153,220

THE TRADE DESK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2026	2025
OPERATING ACTIVITIES:
Net income	$142,441	$256,354
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	94,511	83,824
Stock-based compensation expense	313,695	378,454
Deferred income taxes	(4,058)	118,163
Noncash lease expense	60,416	51,234
Provision for expected credit losses on accounts receivable	6,225	1,498
Gain on sale of property and equipment	(17,687)	—
Other	5,075	(13,841)
Changes in operating assets and liabilities:
Accounts receivable	674,792	(149,053)
Prepaid expenses and other current and non-current assets	57,095	(91,574)
Accounts payable	(501,015)	120,381
Accrued expenses and other current and non-current liabilities	26,550	(26,798)
Operating lease liabilities	(54,372)	(47,510)
Net cash provided by operating activities	803,668	681,132
INVESTING ACTIVITIES:
Purchases of investments	(416,404)	(826,210)
Sales of investments	112,060	—
Maturities of investments	529,756	597,413
Purchases of property and equipment	(226,745)	(170,688)
Proceeds from sale of property and equipment	33,513	—
Capitalized software development costs	(11,567)	(9,093)
Business acquisition	—	(4,350)
Net cash provided by (used in) investing activities	20,613	(412,928)
FINANCING ACTIVITIES:
Repurchases of Class A common stock	(241,331)	(957,540)
Proceeds from exercise of stock options	5,897	20,287
Proceeds from employee stock purchase plan	11,929	32,446
Taxes paid relating to net settlement of restricted stock	(29,663)	(79,726)
Net cash used in financing activities	(253,168)	(984,533)
Increase (decrease) in cash and cash equivalents	571,113	(716,329)
Cash and cash equivalents—Beginning of period	658,175	1,369,463
Cash and cash equivalents—End of period	$1,229,288	$653,134

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)
(Unaudited)
The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Net income	$38,050	$115,547	$142,441	$256,354
Add back (deduct):
Depreciation and amortization expense	32,940	33,135	94,511	83,824
Stock-based compensation expense	95,093	121,316	313,695	378,454
Restructuring charges (1)	44,258	—	44,258	—
Interest income, net	(12,904)	(16,490)	(37,781)	(54,657)
Provision for income taxes	68,400	63,972	156,058	132,135
Adjusted EBITDA	$265,837	$317,480	$713,182	$796,110

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP net income	$38,050	$115,547	$142,441	$256,354
Add back (deduct):
Stock-based compensation expense	95,093	121,316	313,695	378,454
Restructuring charges (1)	44,258	—	44,258	—
Adjustment for income taxes	(22,064)	(16,141)	(53,282)	(46,019)
Non-GAAP net income	$155,337	$220,722	$447,112	$588,789

GAAP diluted earnings per share	$0.08	$0.23	$0.30	$0.52

GAAP weighted-average shares outstanding—diluted	470,197	492,984	472,318	497,198

Non-GAAP diluted earnings per share	$0.33	$0.45	$0.95	$1.18

Non-GAAP weighted-average shares used in computing Non-GAAP earnings per share, diluted	470,197	492,984	472,318	497,198
(1) We have excluded restructuring charges, which primarily include severance and other termination benefit costs for affected employees, associated with our 2026 Restructuring Plan from Adjusted EBITDA and Non-GAAP net income because such charges are infrequent and non-recurring in nature, are distinct from ongoing operational costs and are not reflective of our ongoing performance or the underlying trends in our business. There was no comparable restructuring plan in the three and nine months ended September 30, 2025.

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